Exhibit 4.2

EXECUTION VERSION

THE INTERPUBLIC GROUP OF COMPANIES, INC.

and

U.S. BANK NATIONAL ASSOCIATION

Trustee

Fourth Supplemental Indenture

Dated as of April 3, 2014

to the Senior Debt Indenture dated as of March 2, 2012

Creating a series of Securities designated

4.20% Senior Notes due 2024

TABLE OF CONTENTS

Page
ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01 Provisions of the Base Indenture	2
SECTION 1.02 Definitions	2
ARTICLE 2
GENERAL TERMS AND CONDITIONS OF THE NOTES

SECTION 2.01 Creation of Series; Establishment of Form	9
SECTION 2.02 Payment of Principal or Interest	11
SECTION 2.03 Optional Redemption by the Company	12
SECTION 2.04 Change of Control Offer	14
ARTICLE 3
GLOBAL SECURITIES

SECTION 3.01 Form	16
SECTION 3.02 Transfer and Exchange	16
ARTICLE 4
REMEDIES

SECTION 4.01 Events of Default	17

ARTICLE 5
WAIVER, MODIFICATIONS AND AMENDMENTS

SECTION 5.01 Supplemental Indentures with Consent of Holders	18

ARTICLE 6
COVENANTS

SECTION 6.01 Limitations on Liens	18
ARTICLE 7
RANKING

SECTION 7.01 Senior in Right of Payment	19
ARTICLE 8
MISCELLANEOUS

SECTION 8.01 Integral Part	19
SECTION 8.02 Adoption, Ratification and Confirmation	19
SECTION 8.03 Counterparts	19

i

SECTION 8.04 GOVERNING LAW	19
SECTION 8.05 Conflict of Any Provision of Indenture with Trust Indenture Act	19
SECTION 8.06 Effect of Headings	19
SECTION 8.07 Severability of Provisions	19
SECTION 8.08 Successors and Assigns	19
SECTION 8.09 Benefit of Indenture	20
SECTION 8.10 Acceptance by Trustee	20

Exhibit A	Form of Note	Exhibit A-1

ii

FOURTH SUPPLEMENTAL INDENTURE, dated as of April 3, 2014 between THE INTERPUBLIC GROUP OF COMPANIES, INC., a Delaware corporation (the “Company”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association under the laws of the United States of America and having a corporate trust office in Atlanta, Georgia, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 2, 2012 (the “Base Indenture”), to provide for the issuance by the Company from time to time of its senior unsecured debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series as provided in the Base Indenture;

WHEREAS, Section 8.01(7) of the Base Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series;

WHEREAS, Section 2.01 of the Base Indenture provides that the Company may enter into supplemental indentures to establish the terms and provisions of a series of Securities issued pursuant to the Base Indenture;

WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Fourth Supplemental Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) to supplement the Base Indenture in so far as it will apply only to a series of Securities to be known as the Company’s “4.20% Senior Notes due 2024” (the “Notes”) issued hereunder (and not to any other series);

WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture to establish the Notes as a series of Securities under the Base Indenture and to provide for, among other things, the issuance of and the form and terms of the Notes for purposes of the Notes and the Holders thereof; and

WHEREAS, all things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms.

NOW, THEREFORE, for and in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01 Provisions of the Base Indenture.

Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Base Indenture shall remain in full force and effect. The Base Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes and every Holder of Notes authenticated and delivered under the Base Indenture shall be bound hereby.

SECTION 1.02 Definitions.

For all purposes of the Indenture relating to the series of Securities (consisting of the Notes) created hereby, except as otherwise expressly provided or unless the subject matter or context otherwise requires:

(a) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Supplemental Indenture;

(b) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(c) each capitalized term that is used in this Supplemental Indenture but not defined herein shall have the meaning specified in the Base Indenture;

(d) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, or defined by the rules of the Securities and Exchange Commission and not otherwise defined herein, have the meanings assigned to them therein;

(e) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(f) the word “including” (and with correlative meaning “include”) means including, without limiting the generality of, any description preceding such term; and

(g) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Base Indenture” has the meaning provided in the recitals.

“Below Investment Grade Rating Event,” with respect to the Notes, means that such Notes become rated below Investment Grade by at least two of the three Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of such Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have corresponding meanings.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) and Section 14(d)(2) of the Exchange Act);

(2) the adoption by the Company’s shareholders of a plan relating to the Company’s liquidation or dissolution;

(3) the Company (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) becomes aware of the acquisition by any “person” or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Company;

(4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes, directly or indirectly, the Beneficial Owner of more than 50% of the voting power of the Voting Stock of the surviving or transferee Person.

“Change of Control Offer” has the meaning specified in Section 2.04(a).

“Change of Control Payment” has the meaning specified in Section 2.04(a).

“Change of Control Payment Date” has the meaning specified in Section 2.04(a).

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event in respect of the Notes.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg (formerly Cedel Bank, société anonyme), and any successor thereto.

“Company” has the meaning provided in the recitals.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of Notes of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, the arithmetic average of three Reference Treasury Dealer Quotations for such Redemption Date.

“Continuing Directors” means, as of any date of determination, those members of the Board of Directors of the Company, each of whom (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Defaulted Interest” has the meaning specified in Section 2.02(c)(ii).

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 3.02 hereof, substantially in the form of Exhibit A hereto, and such Security shall not bear the Global Security Legend.

“Depositary” shall mean The Depository Trust Company (“DTC”), its nominees and their respective successors and assigns.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, or its successor.

“Fitch” means Fitch Ratings, Inc. (or any successor).

“Global Securities” means with respect to the Notes issued hereunder, one or more global notes which are executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Supplemental Indenture, which shall be registered in the name of the Depositary or its nominee and which shall bear the Global Security Legend.

“Global Security Legend” means the legend set forth in Exhibit A.

“Holder” means a Person in whose name a Note is registered in the Security Register.

“Indenture” has the meaning provided in the recitals, as the same may be amended, modified, supplemented or restated in compliance with the provisions thereof.

“Independent Investment Banker” means one of the Reference Treasury Dealers selected by the Company.

“Interest Payment Date” means April 15 and October 15 of each year.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), BBB– or better by S&P (or its equivalent under any successor rating categories of S&P) or BBB– or better by Fitch (or its equivalent under any successor rating categories of Fitch) (or, in each case, if such Rating Agency ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Issue Date” means the date of the issuance of the Notes.

“Maturity” means the date on which the principal of the Notes becomes due and payable as therein or herein provided, whether at the Stated Maturity or by call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. (or any successor).

“Notes” has the meaning provided in the recitals.

“Paying Agent” means any Person authorized by the Company to pay the principal of, premium, if any, or interest on any Notes on behalf of the Company. The Company or a Subsidiary or an Affiliate of the Company may act as Paying Agent with respect to any Notes issued hereunder.

“Permitted Liens” means:

(a) liens (including liens arising from sale and lease-back transactions) on property or assets acquired or held by the Company or a Restricted Subsidiary incurred to secure the payment of all or any part of the purchase price thereof or to secure any Indebtedness incurred prior to, at the time of, or within 180 days after the acquisition for the purpose of financing all or any part of the purchase price thereof, or liens (including liens arising from sale and lease-back transactions) on property or assets existing at the time of acquisition thereof by the Company or a Restricted Subsidiary, other than liens created in contemplation of such acquisition that were not incurred for the purpose of financing all or any part of the purchase price thereof;

(b) liens on property or assets of a Person, other than the Company or a Restricted Subsidiary, existing at the time of acquisition of such property and assets by the Company or a Restricted Subsidiary, provided, that the liens were not created in contemplation of such acquisition;

(c) liens affecting property or assets of a Person, other than the Company or any Restricted Subsidiaries, existing at the time the Person merges into or consolidates with the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary or at the time of sale, lease or other disposition of the property or assets as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided, however, that the liens were not created in contemplation of such merger, consolidation or acquisition;

(d) liens (i) securing Indebtedness owing by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company or (ii) created by the Company in favor of a Restricted Subsidiary of the Company so long as, and to the extent, the Company receives cash (dollar-for-dollar (or the equivalent thereof)) in the amount of the value of the assets subject to such liens;

(e) liens existing on the date of initial issuance of the Notes;

(f) liens in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments;

(g) liens on any property to secure all or part of the cost of alteration, repair or improvement thereon or Indebtedness incurred to provide funds for such purpose in a principal amount not exceeding the cost of such improvements or construction;

(h) purchase money liens on personal property;

(i) liens created in connection with capitalized lease obligations, but only to the extent that such liens encumber property financed by such capital lease obligation;

(j) liens on property arising in connection with a securities repurchase transaction;

(k) liens (including judgment liens) arising in connection with legal proceedings, taxes, fees, assessments or other governmental charges, so long as, in the case of judgment liens and other similar liens, execution thereon is stayed and claims secured thereby are being contested in good faith;

(l) carriers’, warehousemen’s. mechanics’, landlords’, materialmen’s, repairmen’s or other similar liens arising in the ordinary course of business, the obligations relating to which are not overdue for a period of more than 90 days or are being contested in good faith by appropriate proceedings, provided, however, that any proceedings commenced for the enforcement of such liens shall have been stayed or suspended within 30 days of the commencement thereof;

(m) easements, rights-of-way, zoning restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiary;

(n) pledges or deposits to secure obligations under workers’ compensation laws or other similar legislation (other than in respect of employee benefit plans subject to the Employee Retirement Security Act of 1974, as amended) or to secure public or statutory obligations;

(o) liens securing the performance of, or payment in respect of, bids, tenders, government contracts (other than for the repayment of borrowed money), surety and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business;

(p) any interest or title of a lessor or sublessor and any restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject that is incurred in the ordinary course of business;

(q) any contractual right of set-off or any contractual right to charge or contractual security interest in or lien on the accounts of the Company or a Restricted Subsidiary to effect the payment of amounts to a depositary institution whether or not due and payable in respect of any Indebtedness or financing arrangement and any other lien arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(r) liens arising in the ordinary course of banking transactions and securing Indebtedness in an aggregate principal amount of not more than $15,000,000 that matures not more than one year after the date on which it was originally incurred;

(s) any liens on the assets of any Subsidiaries of the Company organized outside of the United States in favor of lenders or an affiliated guarantor in connection with any liability entered into in the ordinary course of business;

(t) any liens on any asset of any Person organized outside of the United States arising at any time pursuant to an arrangement (factoring or otherwise) secured by accounts receivable that is existing at the time such Person becomes or became a Restricted Subsidiary of the Company or is merged into or consolidated with the Company or any of its Restricted Subsidiaries (or pursuant to any extension, renewal or replacement of such an arrangement), provided that such lien or arrangement was not created in contemplation of such event, and only to the extent, in the case of any such arrangement, that such arrangement does not provide for liens which, together with all other liens permitted under this clause (t), would encumber assets representing more than 5.0% of the consolidated accounts receivable of the Company and its consolidated Subsidiaries as reflected in the consolidated balance sheet of the Company and its consolidated Subsidiaries for the Company’s fiscal quarter most recently ended prior to such event (or, if applicable, such extension, renewal or replacement);

(u) any lien arising out of an interest bearing cash deposit account to be established and maintained by the lender or lenders (or their agent) under any credit facility or letter of credit facility; and

(v) any extension, renewal, refinancing or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien referred to in the foregoing clauses (a) to (u), inclusive, provided, however, that any lien permitted by any of the foregoing clauses (a) through (u) shall not extend to or cover any property of the Company or such Restricted Subsidiary, as the case may be, other than the property specified in such clauses and improvements thereto.

“Principal,” “Principal Amount” or “principal” of a Note means the principal amount of the Note.

“Rating Agency” means:

(1) each of Moody’s, S&P and Fitch; and

(2) if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3- 1 (c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency for any or all of Moody’s, S&P or Fitch, as the case may be.

“Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Supplemental Indenture.

“Redemption Price” has the meaning specified in Section 2.03(a).

“Reference Treasury Dealer” means each of any three primary U.S. Government securities dealers selected by the Company, and their respective successors.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the arithmetic average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding that Redemption Date.

“Regular Record Date” means April 1 and October 1 (whether or not a Business Day).

“Remaining Scheduled Payments” means the remaining scheduled payments of principal of and interest on the Notes that would be due after the related Redemption Date but for that redemption. If that Redemption Date is not an Interest Payment Date with respect to the Notes, the amount of the next succeeding scheduled interest payment on the Notes will be reduced by the amount of interest accrued on the Notes to, but excluding, such Redemption Date.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw Hill Financial, Inc. (or any successor).

“Securities” has the meaning specified in the recitals.

“Stated Maturity” means April 15, 2024.

“Supplemental Indenture” has the meaning provided in the recitals, as the same may be amended, modified, supplemented or restated in compliance with the provisions of the Indenture.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third Business Day immediately preceding that Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

“Trustee” has the meaning provided in the recitals and, subject to the provisions of Article 5 of the Base Indenture, any successor to that person.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the Capital Stock of such person that is at the time entitled to vote generally in the election of the Board of Directors of such person.

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE NOTES

SECTION 2.01 Creation of Series; Establishment of Form. In accordance with Section 2.01 of the Base Indenture, there is hereby created a series of Securities under the Indenture entitled “4.20% Senior Notes due 2024”.

(a) The form of the Notes, including the form of the certificate of authentication, is attached hereto as Exhibit A.

(b) The Trustee shall authenticate or deliver the Notes for original issue in an initial aggregate principal amount of $500,000,000 upon receipt of a Company Order for the authentication and delivery of the Notes. The Company may from time to time issue additional Notes in accordance with Section 2.01 of the Base Indenture. The Notes issued originally hereunder, together with any additional Notes subsequently issued, shall be treated as a single class for purposes of the Indenture.

(c) The aggregate Principal Amount of the Notes shall be due and payable at the Stated Maturity unless earlier repaid in accordance with this Supplemental Indenture.

(d) The outstanding Principal Amount of the Notes shall bear interest at a rate of 4.20% per annum, from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semiannually in arrears on each Interest Payment Date, commencing on October 15, 2014, to the Person in whose name the Notes are registered at the close of business on the Regular Record Date, and at Maturity, until the principal thereof is paid or made available for payment. Interest on the Notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

(e) If any Interest Payment Date, Redemption Date, Change of Control Payment Date or Maturity date is not a Business Day, the payment of principal, premium, if any, and interest, as applicable, will be made on the next succeeding Business Day. No interest will accrue on the amount so payable for the period from and after any Interest Payment Date, Redemption Date, Change of Control Payment Date or the Maturity date, as the case may be, to the date payment is made on such next succeeding Business Day.

(f) All amounts payable in connection with the Notes shall be denominated and payable in the lawful currency of the United States.

(g) The Notes shall be payable and may be presented for registration of transfer and exchange, without service charge, at the office of the Company maintained for such purpose in the State of New York, City of New York, Borough of Manhattan, which shall initially be the office or agency of the Trustee.

(h) The Company may appoint and change any Paying Agent, Security Registrar or co-registrar without notice, other than notice to the Trustee, except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan. The Company shall enter into an appropriate agency agreement with any agent not a party to the Indenture that shall implement the provisions of the Indenture that relate to such agent. The Company shall give prompt written notice to the Trustee of the name and address of any such agent and any change in the address of such agent. If the Company fails to maintain a Paying Agent, Security Registrar and/or agent for service of notices and demands, the Trustee shall act as such Paying Agent, Security Registrar or agent for service of notices and demands. The Company may remove any Paying Agent or Security Registrar upon written notice to such Paying Agent or Security Registrar and the Trustee; and any such Paying Agent or Security Registrar may resign as such Paying Agent or Security Registrar, as the case may be, upon written notice to the Company and the Trustee; provided that no such removal or resignation shall become effective until (i) the acceptance of an appointment by a successor

Paying Agent or Security Registrar, as the case may be, as evidenced by an appropriate agency agreement entered into by the Company and such successor and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Paying Agent or Security Registrar until the appointment of a successor agent in accordance with clause (i) of this proviso. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Security Registrar or co-registrar.

(i) Article 11 of the Base Indenture shall have no force or effect in respect of, or application to, the Notes.

SECTION 2.02 Payment of Principal or Interest.

(a) Payments. Payments of principal and interest on the Notes shall be made in the manner provided for in the Notes.

(b) Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Security Registrar, the Company shall furnish, or cause the Security Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

(c) Payment of Interest; Interest Rights Preserved.

(i) Semiannual interest on any Notes that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Notes are registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Notes shall be paid by check mailed to the address of such registered Holder as shown on the Security Register. In the case of a Global Security, semiannual interest payable on any applicable Interest Payment Date will be paid to the Depositary, with respect to that portion of such Global Security held for its account by wire transfer of same-day funds for the purpose of permitting the Depositary to credit the interest received by it in respect of such Global Security to the accounts of the Beneficial Owners thereof.

(ii) Except as otherwise specified with respect to the Notes, any semiannual interest on any Notes that is payable, but is not punctually paid or duly provided for, on any applicable payment date (herein called “Defaulted Interest,” which term shall include any accrued and unpaid interest that has accrued on such defaulted amount), shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest shall be paid by the Company as provided for in Section 2.08 of the Base Indenture.

(iii) Subject to the foregoing provisions of Section 2.02 of this Supplemental Indenture and Section 2.08 of the Base Indenture, Notes delivered under this Supplemental Indenture upon registration of transfer of or in exchange for or in lieu of any other Notes shall carry the rights to semiannual interest accrued and unpaid, and to accrue interest, which were carried by such other Notes.

(d) Sinking Fund. There shall be no sinking fund provided for the Notes.

SECTION 2.03 Optional Redemption by the Company.

(a) Right to Redeem; Notice to Trustee, Paying Agent and Holders. The Company, at its option, may at any time or from time to time redeem the Notes in whole or in part at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments on such Notes discounted to the date of redemption, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the applicable Treasury Rate plus 25 basis points (the “Redemption Price”), plus in either case accrued and unpaid interest thereon to, but excluding, the Redemption Date. On and after the Redemption Date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless the Company defaults in the payment of the Redemption Price and accrued interest).

(b) Fewer Than All Outstanding Notes to Be Redeemed. If fewer than all of the outstanding Notes are to be redeemed, the Notes to be redeemed shall be selected in Principal Amounts of $2,000 or integral multiples of $1,000 in excess thereof, and in compliance with the applicable policies and procedures of the Depositary (or if the Notes are not held by a Depositary, the Trustee shall effect such selection pro rata, by lot or by any other method as the Trustee considers fair and appropriate). The Trustee will make such selection promptly following receipt of a notice from the Company setting forth the principal amount of the Notes to be redeemed and the proposed Redemption Date and delivered to the Trustee not less than 45 days (unless a shorter period shall be satisfactory to the Trustee) prior to the proposed Redemption Date.

(c) Notice of Redemption. If the Company elects to redeem Notes pursuant to Section 2.03(a) hereof, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to the Trustee, the Paying Agent and each Holder of Notes to be redeemed at such Holder’s address as it appears on the Security Register or otherwise in accordance with the Depositary’s procedures. Notices of redemption may not be conditional. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered Holder received the notice. In any case, failure to duly give such notice to the Holder of any Note designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Note.

The notice shall identify the Notes to be redeemed and shall state:

(i) the Redemption Date;

(ii) the Redemption Price and, to the extent known at the time of such notice, the amount of interest (if any) payable on the Redemption Date;

(iii) the name and address of the Paying Agent;

(iv) that Notes called for redemption must be presented and surrendered to the Paying Agent to collect the Redemption Price plus, if any, accrued and unpaid interest thereon;

(v) that, unless the Company defaults in making payment of such Redemption Price and, if any, accrued and unpaid interest thereon, interest, if any, on the Notes called for redemption will cease to accrue on and after the Redemption Date, and the only remaining right of the Holder will be to receive payment of the Redemption Price upon presentation and surrender to the Paying Agent of the Notes;

(vi) if any Note is to be redeemed in part only, the certificate number and portion of the Principal Amount of such Note that is to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in Principal Amount equal to the unredeemed portion shall be issued in the name of the Holder upon cancellation of the original Note;

(vii) the paragraph of the Notes and/or Section of this Supplemental Indenture pursuant to which the Notes or portions thereof called for redemption are being redeemed; and

(viii) the CUSIP and ISIN number or numbers for the Notes called for redemption and that no representation is made as to the correctness or accuracy of any such CUSIP or ISIN number that is listed in such notice or printed on the Notes.

At the Company’s request, made at least five Business Days prior to the date upon which such notice is to be mailed, the Paying Agent shall give the notice of redemption in the Company’s name and at the Company’s expense.

(d) Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 2.03(c) hereof, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus, if any, accrued and unpaid interest thereon. Upon presentation and surrender to the Paying Agent, Notes called for redemption shall be paid at the Redemption Price plus, if any, accrued and unpaid interest thereon.

(e) Deposit of Redemption Price. On or before 10:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Trustee or the Paying Agent an amount of money sufficient to pay the Redemption Price of, and any accrued and unpaid interest, with respect to all the Notes to be redeemed on that date other than the Notes or portions thereof called for redemption which on or prior thereto have been delivered by the Company to the Security Registrar for cancellation. The Trustee or the Paying Agent shall, as promptly as practicable, return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and any accrued and unpaid interest with respect to the Notes to be redeemed.

The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of the Redemption Price and any accrued and unpaid interest and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the funds sufficient to pay the Redemption Price plus accrued interest and hold such funds as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the money delivered to the Trustee.

(f) With respect to the Notes only, Sections 10.02 through 10.06 of the Base Indenture shall not be applicable.

SECTION 2.04 Change of Control Offer. (a) If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem all the Notes pursuant to Section 2.03(a), each Holder shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth herein. In the Change of Control Offer, the Company shall offer payment (a “Change of Control Payment”) in cash equal to not less than 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest to, but excluding, the date of repurchase (the “Change of Control Payment Date”) which date will be no earlier than the date of the Change of Control.

(b) No later than 30 days following any occurrence of a Change of Control Repurchase Event, the Company shall mail a notice to the Trustee and each Holder or otherwise give notice in accordance with the procedures of the Depositary describing the transaction or transactions that constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the Change of Control Payment Date specified in such notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, but in no event earlier than the date of the Change of Control. Such notice shall also state:

(i) that the Change of Control Offer is being made pursuant to this Section 2.04 and that all Notes properly tendered and not withdrawn shall be accepted for payment;

(ii) the purchase price and the Change of Control Payment Date;

(iii) that any Note not properly tendered shall remain outstanding and continue to accrue interest;

(iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;

(v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, or transfer by book-entry transfer, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vi) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes, provided that the Paying Agent receives at the address specified by it, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the Principal Amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased; and

(vii) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in Principal Amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in Principal Amount or an integral multiple of $1,000 in excess thereof.

At the Company’s request, made at least five Business Days prior to the date upon which such notice is to be mailed, the Paying Agent shall give the notice of Change of Control Offer in the Company’s name and at the Company’s expense.

(c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 2.04, the Company shall comply with the applicable securities laws or regulations and shall not be deemed to have breached its obligations under this Section 2.04 by virtue of such compliance.

(d) On or prior to the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

(e) The Paying Agent shall promptly mail or wire transfer to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in Principal Amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a Principal Amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(f) The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(g) The Company shall not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 2.04 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(h) If the Change of Control Payment Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Change of Control Offer.

(i) Notwithstanding anything to the contrary contained in this Supplemental Indenture, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement has been executed by the time of making the Change of Control Offer.

(j) The Security Registrar need not transfer or exchange any Notes tendered and not withdrawn in connection with a Change of Control Offer (except, in the case of a Note to be repurchased in part, the portion of the Note not to be repurchased) for a period of 15 days before the mailing of a notice of Change of Control Offer and ending at the close of business on the day of such mailing.

(k) This Section 2.04 shall be applicable notwithstanding the applicability of any other provisions of the Indenture.

ARTICLE 3

GLOBAL SECURITIES

SECTION 3.01 Form. The Notes shall initially be issued in the form of one or more Global Securities. The Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver such Global Security or Securities in the manner provided for in Article 2 of the Base Indenture.

SECTION 3.02 Transfer and Exchange. Except as otherwise set forth in this Section 3.02, a Global Security may be transferred, in whole but not in part, only by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Securities shall be exchanged by the Company for Definitive Securities if (i) the Depositary notifies the Company (A) that it is unwilling or unable to continue as Depositary for the Global Securities and the Company fails to appoint a successor Depositary within 90 days after receiving such notice or (B) that it has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor Depositary within 90 days after becoming aware of such condition; (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities; or (iii) if Holders of not less than 25% of aggregate principal amount of the

Notes then outstanding or the Trustee notifies the Company in writing that it has requested the issuance of Definitive Securities due to the occurrence and continuation of a Default or Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.05 and 2.07 of the Base Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Security or an portion thereof, pursuant to the Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 3.02.

ARTICLE 4

REMEDIES

SECTION 4.01 Events of Default.

(a) With respect to the Notes only, the following shall replace Section 4.01(5) of the Base Indenture in its entirety:

“(5) an event of default, as defined in any mortgage, indenture, or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the Company (including Securities of another series) (other than the Securities of such series) (whether such Indebtedness now exists or shall hereafter be created or incurred) shall occur and shall result in Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default in payment is not cured or such acceleration shall not be rescinded or annulled within 10 days after written notice to the Company from the Trustee or to the Company and to the Trustee from the Holders of at least twenty-five percent in aggregate principal amount of the Outstanding Securities of that series specifying such event of default and requiring the Company to cure such default in payment or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; provided, however, that it shall not be an Event of Default if the principal amount of Indebtedness which is not paid at maturity or the maturity of which is accelerated is equal to or less than $75,000,000; provided further that if, prior to a declaration of acceleration of the maturity of the Securities of that series or the entry of judgment in favor of the Trustee in a suit pursuant to Section 4.03 of the Base Indenture, such default shall be remedied or cured by the Company or waived by the holders of such Indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Holders of the Securities of that series, and provided further, that, subject to Sections 5.01 and 5.02 of the Base Indenture, the Trustee shall not be charged with knowledge of any such default unless written notice of such default shall have been given to the Trustee by the Company, by a holder or an agent of a holder of any such Indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the Holders of at least five percent in aggregate principal amount of the Securities of that series at the time outstanding; or”.

(b) The following event shall constitute an additional “Event of Default” under the Base Indenture whenever used with respect to the Notes (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

“failure by the Company to repurchase Notes or make a Change of Control Offer in a timely manner in accordance with Section 2.04 hereof.”

ARTICLE 5

WAIVER, MODIFICATIONS AND AMENDMENTS

SECTION 5.01 Supplemental Indentures with Consent of Holders.

(a) Supplemental indentures modifying the Indenture and the terms of the Notes may be entered into as set forth in Article 8 of the Base Indenture; provided that, in addition to the provisions of Section 8.02 of the Base Indenture, the Company and the Trustee also may not, without the consent of each Holder of Notes affected thereby, enter into a supplemental indenture modifying or amending the Indenture or the Notes to:

(i) change the provisions with respect to the redemption of the Notes (including Section 2.03) in a manner adverse to such Holder; or

(ii) amend, change or modify the Company’s obligation to make and consummate a Change of Control Offer in the event of a Change of Control Repurchase Event in accordance with Section 2.04 of this Supplemental Indenture, including any definition relating thereto, after the Change of Control or Change of Control Repurchase Event has occurred.

(b) With respect to the Notes only, Section 8.02(3) of the Base Indenture shall not be applicable.

ARTICLE 6

COVENANTS

SECTION 6.01 Limitations on Liens. With respect to the Notes only, “Permitted Liens” as used in Section 9.09 of the Base Indenture shall have the meaning set forth in Section 1.02 of this Supplemental Indenture.

ARTICLE 7

RANKING

SECTION 7.01 Senior in Right of Payment. The Notes shall be direct senior obligations of the Company and shall rank (a) senior in right of payment to all existing and future Indebtedness that is, by its terms, expressly subordinated in right of payment to the Notes and (b) pari passu in right of payment with all other unsecured senior Indebtedness of the Company. The Notes are not guaranteed.

ARTICLE 8

MISCELLANEOUS

SECTION 8.01 Integral Part. This Supplemental Indenture constitutes an integral part of the Indenture with respect to the Notes only.

SECTION 8.02 Adoption, Ratification and Confirmation. The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Base Indenture with respect to the Notes to the extent the Base Indenture is inconsistent herewith.

SECTION 8.03 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 8.04 GOVERNING LAW. THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES OF SAID STATE.

SECTION 8.05 Conflict of Any Provision of Indenture with Trust Indenture Act. If, and to the extent that, any provision of the Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act, the Trust Indenture Act provision shall control.

SECTION 8.06 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 8.07 Severability of Provisions. In case any provision in the Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 8.08 Successors and Assigns. All covenants and agreements in the Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

SECTION 8.09 Benefit of Indenture. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim hereunder or under the Indenture.

SECTION 8.10 Acceptance by Trustee. The Trustee accepts the amendments to the Base Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Base Indenture as hereby amended, but only upon the terms and conditions set forth in this Supplemental Indenture and the Base Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture and the Trustee makes no representation with respect thereto. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and the Company’s corporate seal to be hereunto affixed and attested, all as of the day and year first above written.

THE INTERPUBLIC GROUP OF COMPANIES. INC.

By:	/s/ Andrew Bonzani
	Name:	Andrew Bonzani
	Title:	Senior Vice President, General Counsel and Secretary

Attest:

/s/ Ellen T. Johnson
Name:	Ellen T. Johnson
Title:	Senior Vice President of Finance and Treasurer

Fourth Supplemental Indenture

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ George T. Hogan
	Name:	George T. Hogan
	Title:	Vice President

Fourth Supplemental Indenture

EXHIBIT A

[FORM OF FACE OF SECURITY]

[FOR GLOBAL SECURITY] [THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE INTERPUBLIC GROUP OF COMPANIES, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS SECURITY OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Exhibit A-1

THE INTERPUBLIC GROUP OF COMPANIES, INC.

4.20% Senior Notes due 2024

No.

CUSIP No.: 460690 BL3

ISIN No.: US460690BL39

The Interpublic Group of Companies, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to                     , or registered assigns, on April 15, 2024 the principal sum of                     Dollars ($             ) and to pay interest thereon from April 3, 2014 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on April 15 and October 15 of each year, commencing on October 15, 2014, at the rate of 4.20% per annum until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest next preceding such Interest Payment Date.

Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the State of New York, City of New York, Borough of Manhattan; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, so long as all of the Notes of this series are represented by Notes in global form, the principal of (and premium, if any) and interest on this global Note shall be paid in same day funds to the Depositary, or to such name or entity as is requested by an authorized representative of the Depositary.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Exhibit A-2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

By:
Name:
Title:

Attest:

By:
Name:
Title:

[SEAL]

Dated:            , 2014

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes

described in the within-

mentioned Indenture and

Supplemental Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Exhibit A-3

[FORM OF REVERSE SIDE OF SECURITY]

THE INTERPUBLIC GROUP OF COMPANIES, INC.

4.20% Senior Notes due 2024

1.	INTEREST

THE INTERPUBLIC GROUP OF COMPANIES, INC., a Delaware corporation (the “Company”), promises to pay interest on the outstanding Principal Amount of this Note at the rate of 4.20% per annum from April 3, 2014 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, until Maturity. The Company shall pay interest semiannually in arrears on April 15 and October 15 of each year, commencing October 15, 2014, and at Maturity to the Person in whose name the Notes are registered at the close of business on the Regular Record Date of April 1 and October 1 (whether or not a Business Day), as the case may be, until the principal thereof is paid or made available for payment. Interest on the Notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

If any Interest Payment Date, Redemption Date, Change of Control Payment Date or Maturity date is not a Business Day, the payment of principal and interest, as applicable, will be made on the next succeeding Business Day. No interest will accrue on the amount so payable for the period from any Interest Payment Date, Redemption Date, Change of Control Payment Date or the Maturity date, as the case may be, to the date payment is made on such next succeeding Business Day.

2.	METHOD OF PAYMENT

Subject to the terms and conditions of the Indenture, the Company shall make payments in respect of the Notes to the Persons who are registered Holders of Notes as of the close of business on the Business Day preceding the Redemption Date or Maturity date, as the case may be, or at the close of business on a Change of Control Payment Date. Holders must surrender Notes to a Paying Agent to collect such payments in respect of the Notes. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.	PAYING AGENT AND SECURITY REGISTRAR

Initially, U.S. Bank National Association, a national banking association under the laws of the United States of America and having a corporate trust office in Atlanta, Georgia (the “Trustee”), shall act as Paying Agent and Security Registrar. The Company may appoint and change any Paying Agent and Security Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Security Registrar or co-registrar.

Exhibit A-4

4.	INDENTURE

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Senior Debt Indenture, dated as of March 2, 2012 (the “Base Indenture”), as supplemented by the Fourth Supplemental Indenture thereto, dated as of April 3, 2014 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), between the Company and the Trustee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in the Notes.

The Notes are general unsecured obligations of the Company initially issued in an aggregate Principal Amount of $500,000,000.

5.	REDEMPTION AT THE OPTION OF THE COMPANY

No sinking fund is provided for the Notes. Except as set forth below, the Notes shall not be redeemable by the Company.

The Company, at its option, may at any time or from time to time redeem the Notes in whole or in part at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments on such Notes discounted to the date of redemption, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the applicable Treasury Rate, plus 25 basis points (the “Redemption Price”), plus in either case accrued and unpaid interest thereon to, but excluding, the Redemption Date.

6.	NOTICE OF REDEMPTION AT THE OPTION OF THE COMPANY

Subject to the provisions of paragraph 5 of this Note, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to the Trustee, the Paying Agent and each Holder of Notes to be redeemed at such Holder’s address as it appears on the Note register or otherwise in accordance with DTC’s procedures. If money sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after the Redemption Date, interest, if any, shall cease to accrue on such Notes or portions thereof. Notes in denominations larger than $2,000 Principal Amount may be redeemed in part but only in integral multiples of $1,000 Principal Amount in excess thereof.

7.	REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL REPURCHASE EVENT

If a Change of Control Repurchase Event occurs, each Holder shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of

Exhibit A-5

$1,000 in excess thereof) of that Holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer payment in cash equal to not less than 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest to, but excluding, the date of repurchase, which date will be no earlier than the date of the Change of Control. The Company shall not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 2.04 of the Supplemental Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

8.	RANKING

The Notes shall be direct senior obligations of the Company and shall rank senior in right of payment to all existing and future Indebtedness that is, by its terms, expressly subordinated in right of payment to the Notes and pari passu in right of payment with all other unsecured senior Indebtedness of the Company. The Notes are not guaranteed.

9.	DEFAULTED INTEREST

Except as otherwise specified with respect to the Notes, any Defaulted Interest on any Note shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 2.08 of the Base Indenture and Section 2.02 of the Supplemental Indenture.

10.	DENOMINATIONS; TRANSFER; EXCHANGE

The Notes are in registered form, without coupons, in denominations of $2,000 or integral multiples of $1,000 in excess thereof. A Holder may transfer Notes in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. In the event of a partial redemption of the Notes or Change of Control Offer, the Security Registrar need not transfer or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed), or any Notes tendered and not withdrawn in connection with a Change of Control Offer (except, in the case of a Note to be repurchased in part, the portion of the Note not to be repurchased), for a period of 15 days before the mailing of a notice with respect to a redemption or Change of Control Offer, as applicable, and ending at the close of business on the day of such mailing. The Notes are subject to certain transfer restrictions set forth in Article 3 of the Supplemental Indenture.

11.	PERSONS DEEMED OWNERS

The registered Holder of this Note may be treated as the owner of this Note for all purposes.

Exhibit A-6

12.	UNCLAIMED MONEY OR PROPERTY

The Trustee and the Paying Agent shall return to the Company upon written request any money or property held by them for the payment of any amount with respect to the Notes that remains unclaimed for one year; provided, however, that the Trustee or such Paying Agent, before being required to make any such return, shall at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or property remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or property then remaining shall be returned to the Company. After return to the Company, Holders entitled to the money or property must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

13.	AMENDMENT; WAIVER

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Notes at the time outstanding and (ii) certain Defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Notes at the time outstanding. The Indenture or the Notes may be amended without the consent of any Holders under circumstances set forth in Section 8.01 of the Base Indenture.

14.	DEFAULTS AND REMEDIES

If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Notes at the time outstanding, may declare the outstanding Principal Amount and any accrued and unpaid interest, of all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which shall result in the Notes being declared due and payable immediately upon the occurrence of any of such Events of Default.

Events of Default in respect of the Notes are set forth in Section 4.01 of the Base Indenture, as amended and supplemented by Article 4 of the Supplemental Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, conditions and exceptions, Holders of a majority in aggregate Principal Amount of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power, including the annulment of a declaration of acceleration. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of amounts specified in clauses (1) and (2) of Section 4.01 of the Base Indenture) if it determines that withholding notice is in their interests.

Exhibit A-7

15.	CONSOLIDATION, MERGER, AND SALE OF ASSETS

In the event of a consolidation, merger, or sale of assets to convey, transfer or lease of all or substantially all of the Company’s property or assets as described in Section 7.01 of the Base Indenture, the successor corporation to the Company shall succeed to and be substituted for the Company, and may exercise the Company’s rights and powers under the Indenture, and thereafter, except in the case of a lease, the Company shall be relieved of all obligations and covenants under the Indenture and the Notes with respect to its obligations under the Indenture.

16.	TRUSTEE AND AGENT DEALINGS WITH THE COMPANY

The Trustee, Paying Agent and Security Registrar under the Indenture, each in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Security Registrar.

17.	NO RECOURSE AGAINST OTHERS

A director, officer or employee, as such, of the Company or any Subsidiary of the Company or any stockholder as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18.	AUTHENTICATION

This Note shall not be valid until an authorized officer of the Trustee or Authenticating Agent manually signs the Trustee’s certificate of authentication on the other side of this Note.

19.	ABBREVIATIONS

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.	GOVERNING LAW

The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law rules of said state.

Exhibit A-8

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint             as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guaranty:
[Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements will include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.]

Social Security Number or Taxpayer Identification Number:

Exhibit A-9

OPTION OF HOLDER TO ELECT PURCHASE

The undersigned registered Holder of this Note hereby acknowledges receipt of a notice from The Interpublic Group of Companies, Inc. (the “Company”) as to the occurrence of a Change of Control Repurchase Event with respect to the Company and requests and instructs the Company to repurchase this Note, or the portion hereof (which is $2,000 Principal Amount or an integral multiple of $1,000 in excess thereof) designated below, in accordance with paragraph 7 of this Note and the terms of the Supplemental Indenture referred to in this Note and directs that the check in payment for this Note or the portion thereof and any Notes representing any unrepurchased principal amount hereof, be issued and delivered to the registered Holder hereof.

Dated:                                 Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guaranty:
[Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements will include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.]

Social Security Number or Taxpayer Identification Number:

Principal Amount to be purchased (if

less than all): $                    ,000.

Exhibit A-10